UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

Pacific Digital USA Corporation, Inc
(Exact name of registrant as specified in its charter)

Nevada	7373	27-4518994
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10300 W. Charleston
Las Vegas, Nevada 89135
(702) 322-1413
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aspen Asset Management
6623 Las Vegas Blvd South, Suite 255
Las Vegas, NV 89119
(702) 360-0652
 (Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Micheal Scott
Pacific Digital USA Corporation, Inc
10300 W. Charleston
Las Vegas, Nevada 89135

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practical after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of ‘large accelerated filer’, ‘accelerated filed’, and ‘smaller reporting company’ in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $.001 per share	2,000,000	$0.05	$100,000	$11.46

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our stockholders in a private placement memorandum. The selling stockholders may sell shares of our common stock at a fixed price of $0.05 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.05 has been determined as the selling price based upon the original purchase price paid by the selling stockholders of $0.05. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JANUARY___, 2012

PROSPECTUS

Pacific Digital USA Corporation, Inc

2,000,000 Shares of Common Stock

This prospectus relates to the resale by certain selling security holders of Pacific Digital USA Corporation, Inc of up to 2,000,000 shares of common stock held by selling security holders of Pacific Digital USA Corporation, Inc (‘Company’, or ‘us’). We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

The selling security holders will be offering our shares of common stock at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders may be deemed to be an ‘underwriter’ as such term is defined in the Securities Act of 1933, as amended (the ‘Securities Act’).

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING ‘RISK FACTORS’ BEGINNING ON PAGE 5 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is January___, 2012

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.  This prospectus will be updated as required by law.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as ‘may’, ‘should’, ‘expects’, ‘plans’, ‘anticipates’, ‘believes’, ‘estimates’, ‘predicts’, ‘potential’ or ‘continue’ or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled ‘Risk Factors,’ that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the ‘risk factors’ section, the financial statements and the notes to the financial statements.

Pacific Digital USA Corporation, Inc

Our Business

We were incorporated under the laws of the State of Nevada on January 11, 2011.

We are a software technology start-up company focused on the acquisition and development of consumer and business computer software companies. Our first product acquisition is Roulette Bot Pro, an automated roulette robot used in the online gaming industry. Roulette Bot Pro has been on the market for sale since January 2009. It was acquired and forms the basis of a portfolio suite of software products. The second product, the “Black Box Software Manager” is software for licensing, security, and distribution management of software, currently in development with a target release timeline of the first half of 2012. Pacific Digital intends to add to its portfolio with another acquisition in the second half of 2012.

The majority of the candidates for our software portfolio will be identified by Micheal Scott, our CEO.  As appropriate, the software will be further developed by key information technology specialists to be retained as consultants by the Company.  Our business model remains under development.

Our principal office is located at 10300 W. Charleston, Las Vegas, Nevada 89135, and telephone (702) 322-1413.

The Offering

Common stock offered by selling stockholders	2,000,000 shares.

Shares outstanding prior to and after the offering	17,280,000 shares as of January 12, 2012.

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

Summary financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

Balance Sheet	As of September 30, 2011
Total Assets	$ 739
Total Liabilities	$ 7,309
Stockholders’ Deficit	$(6,570)

Income Statement	Period from January 11, 2011 (inception) to September 30, 2011
Revenue	$ 0
Operating Expenses	$ 113,539
Other Expenses	$ 31
Net Loss	$(113,570)

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We have a short operating history and are subject to the risks of failure associated with any new business venture.

We were only recently incorporated and have a limited operating history on which potential investors can assess our performance and prospects. Potential investors should be aware that there is a substantial risk of failure associated with any new business ventures as a result of problems encountered in connection with their commencement of new operations. These include, but are not limited to, the entry of new competition, unknown or unexpected additional costs, and expenses that may exceed estimates.

The payment of dividends is at the discretion of the Board of Directors, investors may not realize cash dividends at the frequency or in the amounts they anticipate.

We currently do not intend to pay an annual dividend to our shareholders and have never declared or paid any cash dividends on our Common Stock. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that may be a party to at the time. Distributions to our shareholders are subordinate to the payment of our debts and obligations. If we have insufficient funds to pay our debts and obligations, distributions to stockholders will be suspended pending the payment of such debts and obligations. Accordingly, investors must rely on sales of their own Common Stock after price appreciation, which may never occur, as the only way to recover their initial investment. Additionally, because of significant restrictions on the resale of the Shares being offered in this Memorandum, investors may be unable to sell their Shares should they desire to do so.

There is no relationship between the offering price of the Shares and our assets, earning, book value, or any other objective criteria of value.

We arbitrarily determined the Share price and Maximum Offering amount of the Shares. Among the factors considered in determining this price and amount were our current immediate needs, our uncertain prospects, the backgrounds of the directors and the current condition of the financial markets. There is, however, no relationship whatsoever between the offering price of the Shares and our assets, earnings, book value or any other objective criteria of value.

Forward looking assessments have been prepared by the current Management of the Company based on numerous assumptions, which may eventually prove to be incorrect.

Our ability to accomplish our objectives and whether or not we will be financially successful is dependent upon numerous factors, each of which could have a material effect on the results obtained. Some of these factors are within the discretion and control of management and others are beyond management’s control. The assumptions and hypothesis used in preparing any forward-looking assessments of profitability contained herein are considered reasonable by management. There can be no assurance, however, that any projections or assessments contained herein or otherwise made by management will be realized or achieved at any level. Prospective investors should have this Memorandum reviewed by their personal investment advisors, legal counsel and/or accountants to properly evaluate the risks and contingencies of this offering.

Because of the speculative nature of the technology, .com or other search engine industry success, subscribers may loose their entire investment.

Investments in technology are inherently risky and are not insured. One of the major risks of investing in and developing technology is the possibility that we may not be able to complete and sell the finished product as planned. Thus, an investor must be prepared for the delays and costs associated with such delays and may result in a total loss of investment. Thus, although we will be participating in the development of the projects in which we invest, our investment objectives must be considered speculative, and there can be no assurance that we will achieve them.

Technology based developments projects may generate income and capital appreciation at a rate less than that anticipated or available through investment in other investments and may not even generate income sufficient to meet operating expenses. Income from technology development projects may be affected by many factors, including adverse changes in general economic conditions; adverse local conditions, such as competitive technologies or a decrease in employment; adverse changes in industry or laws, as they pertain to the technology industry.

Because of the nature of our anticipated development projects, we will likely not experience any significant positive cash flow for at least eighteen (18) to sixty (60) months from the date of our initial investment in a development project, if ever. In addition, any delay in fully participating in development projects may cause a delay in the Board of Directors approving a cash dividend. Therefore, investors should not purchase Shares with the expectation of receiving a cash flow until our Board of Directors approves a cash dividend, if ever.

We cannot anticipate general economic conditions, economic changes may adversely affect our business, and our business may fail.

Downward changes in the economy, whether local, national or international, can have significant adverse effects on the valuation of the technology in which we may invest and develop. We will invest in and develop our product in the United States, which has a large and complex economy. Changes in the local or regional economy are possible and are totally out of out control. There can be no assurances that the economy will continue to compliment our technology development projects.

We may also acquire investments in other areas of technology not yet known. We make no assurances that the technology development will be complementary to our business. We do not intend to engage in other business.

There can be no guarantee that our technology development projects will have a higher rate of return than other possible investment vehicles. Fluctuations in interest rates and inflation can significantly affect market conditions and the relative attractiveness of an investment in the Shares versus other types of investments. An investor should always compare rates of return for himself or herself.

Failure to maintain the proprietary nature of our technology, intellectual property and manufacturing process could have a material adverse effect on our business and our ability to compete effectively.

We principally rely upon, or intend to rely upon, patent, trademark, copyright, trade secret and contract law to establish and protect our proprietary rights. There is a risk that claims allowed on any patents or trademarks we hold, or plan in registering, may not be broad enough to protect our technology. In addition, our patents or trademarks may be challenged, invalidated or circumvented and we cannot be certain that the rights granted thereunder will provide competitive advantages to us. Moreover, any current or future issued or licensed patents, or trademarks, or currently existing with similar technologies or processes, and the possibility exists that certain of our already issued patents or trademarks may infringe upon third party patents or trademarks or be designed and processes, which are the same as, substantially equivalent to, or superior to ours, or that such technologies and processes may become available in the market at a lower price.

We may have to litigate to enforce our patents or trademarks or to determine the scope and validity of other parties’ proprietary rights. Litigation could be very costly and divert management’s attention. An adverse outcome in any litigation may have a severe negative effect on our financial results and stock price. To determine the priority of investment, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office or oppositions in foreign patent and trademark offices, which could result in substantial cost and limitations on the scope or validity of our patents or trademarks.

In addition, foreign laws treat the protection of proprietary rights differently from laws in the United States and may not protect our proprietary rights to the same extent as U.S. laws. The failure of foreign laws or judicial systems to adequately protect our proprietary rights or intellectual property, including intellectual property developed on our behalf by foreign contractors or subcontractors may have a material adverse effect on our business, operations, financial results and stock price.

If our business is unsuccessful, subscribers may lose their entire investment.

Although shareholders will not be bound by or be personally liable for our expenses, liabilities or obligations, should we suffer a deficiency in funds with which to meet our obligations, the shareholders as a whole may lose their entire investment in the Company.

If changes relating to technology underlying our projects occur and we are unable to adapt to the change, our business may fail.

Investments in and the development of technology related projects carry inherent risks, such as economical and environmental challenges, regulatory changes, public protests and shifts in user tastes. Although we intend to anticipate and attempt to avoid such risks, we cannot anticipate every potentially adverse event. Such events may lead to the failure of a given project or of our business as a whole.

If we suffer an uninsured loss, our business may fail.

We may suffer casualty or loss that is uninsured. A terrorist attack would likely have an adverse impact on the regional economy. Terrorism and the economic fallout from terrorism may also not be covered by our insurance.

If we are unable to fund our development projects, we will be unable to execute our business plan, and our business may fail.

We are newly formed. We have not identified all development projects in which we intend to participate. Nor can there be any assurance that we will ultimately be able to invest in those projects we have already identified on sufficiently favorable terms for us to participate in those projects.

Similarly, there can be no assurance that any purchase of, investment in, or development of any technology will be consummated. At present, a prospective investor has no assurances as to the identity of any projects or businesses to be acquired by us or other relevant economic and financial data that, if known, would be of assistance in evaluating the merits of investing in the Shares. There can be no assurance that any technology related projects which may be acquired and developed by us in the future will produce income or will increase in value, or that desirable development projects meeting our investment and development objectives and policies can be acquired on financially attractive terms. Additionally, there can be no assurance as to if and when we may invest in any additional technology development projects.

We operate in a highly competitive market among competitors who have significantly greater resources than we have and we may not be able to compete effectively.

Our competitors include well-known companies with histories of technological advances and development. They have substantially greater resources than we have and have established national presences. Because of greater resources, some of our competitors may be able to adapt more quickly to new opportunities, to devote greater resources to the promotion and sale of their products than we can, or they may introduce governmental regulations and policies to create competitive advantage. In addition, current and potential competitors have established, or may in the future establish, collaborative relationships among themselves or with third parties, including third parties with whom we have business relationships. Accordingly, new competitors or alliances may emerge and rapidly acquire significant market share.

There is no assurance that we will be able to successfully compete against either current or potential competitors, or that competition will not have a material adverse effect on our business, operating results and financial condition.

If we are not able to consistently maintain or develop new projects, our business may fail.

Our operating results may depend on our ability to identify and develop new projects. The success of our projects is dependent on several factors, including proper identification and analysis of project opportunities, accurate project time and cost estimations, differentiation of projects from those of our competitors, and meeting changing customer tastes and demands. The development of new projects is an uncertain process requiring high levels of experience, as well as the accurate anticipation of market trends. There can be no assurance that we will successfully identify new project opportunities or develop and bring new projects to market in a timely manner.

Our Board of Directors may change our operating policies and strategies without prior or shareholder approval and such changes could harm our business and results of operations and the value of our stock.

Our Board of Directors has the authority to modify or waive certain of our current operating policies and our strategies without prior notice and without shareholder approval. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and value of our stock. However, the effects might cause harm to us.

Our officers and directors have significant influence over our affairs, and might cause us to engage in transactions that are not in our or our shareholders’ best interests.

In addition to managing us, our officers provide advice on our operating policies and strategies. Our officers may also cause us to engage in future transaction with it and its affiliates, subject to the approval of, or guidelines approved by, the Board of Directors. Our directors, however, rely primarily on information supplied by our officers in reaching their determinations. Accordingly, our officers have significant influence over our affairs, and may cause us to engage in transactions which are not in our best interest.

If we fail to attract and retain qualified senior executive and key technical personnel, our business will not be able to expand.

We will be dependent on the continued availability of the services of our employees, many of whom are individually keys to our future success, and the availability of new employees to implement our business plans. There can be no assurance that we will be able to retain the services of all of our key employees or a sufficient number to execute our plans, nor any assurance that we will be able to attract new employees as required.

Our personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel is intense. The process of locating additional personnel with the combination of skills and attributes required to carry out our strategy could be lengthy, costly and disruptive.

If we lose the services of key personnel, or fail to replace the services of key personnel who depart, we could experience a severe negative impact on our financial results and stock price. In addition, there is intense competition for highly qualified engineering and marketing personnel in the locations where we will principally operate. The loss of the services of any key engineering , marketing or other personnel or our failure to attract, integrate, motivate and retain additional key employees could adversely affect on our business and financial results and stock price.

Executive management is free to devote time to other ventures, shareholders may not agree with their allocation of time.

The officers and directors will devote only that portion of their time, which, in their judgment and experience, is reasonably required for the management and operation of the Company and our business. Executive management may have conflicts of interest in allocating management time, services and functions among us and any present and future ventures which are or may be organized by our officers or directors and/or their affiliates.

Management will not be required to direct us as their sole and exclusive function, and they may have other business interests and engage in other activities in addition to those relating to us. This includes rendering advice or services of any kind to other investors and making or managing other investments or projects.

If we are not able to raise funds for future projects, our business will fail.

In order to finance additional projects, additional equity financing may be required. If we are unable to raise needed funds through future private and public equity offerings, or debt issuance, we will be unable to maintain or develop current or additional projects and our business will fail.

Our articles of incorporation and bylaws and Nevada statutes limit the liability of our officers, directors, and others. Shareholders may have recourse for acts performed in good faith.

Under our articles of incorporation, bylaws and Nevada statutes, each of our officers, directors, employees, attorneys, accountants and agents are not liable to us or the shareholders for any acts they perform in good faith, or for any non-action or failure to act, except for acts of fraud, willful misconduct or gross negligence. Our articles and bylaws provide that we will indemnify each of our officers, directors, employees, attorneys, accountants and agents from any claim, loss, cost, damage liability and expense by reason of any act undertaken or omitted to be undertaken by them, unless the act performed or omitted to be performed constitutes fraud, willful misconduct or gross negligence.

This Memorandum does not render professional advice. Investors should retain their own advisors regarding certain federal income tax and other considerations regarding this Memorandum.

The Memorandum does not render professional advice. In particular, prospective investors should not construe the contents of the Memorandum as investment, legal or tax advice. Each prospective investor in the Shares should consult his own bankers, counsel, accountants and other advisors regarding the legal, tax, business, financial and other related aspects of a purchase of the Shares. No representation or warranty is made as to whether, or the extent to which, the Shares constitute legal investments for investors whose investment authority is subject to legal restrictions. There investors should consult their own legal advisors regarding such matters.

There is no market for our stock and none may develop. Shares of our Common Stock will be highly illiquid.

The Shares sold in this Offering will be restricted from trading unless registered or an exemption from registration is used. In any case, there will be no market for the Shares when this Offering is complete, and none may ever develop. Purchasers of the Shares must therefore be prepared to hold their investment and bear economic risk of the entire loss of their investment if we fail to make a profit.

Our stock price will likely be volatile.

While our Shares are not currently quoted for trading on any securities market, we may apply to the FINRA in the future for a trading symbol. Should we be successful in this effort, we anticipate that the market price of our Common Stock will be subject to wide fluctuations in response to several factors, including: our ability to develop projects successfully; increased competition from competitors; and our financial condition and results of our operations.

FOR ALL OF THE AFORESAID REASONS AND OTHERS SET-FORTH AND NOT SET-FORTH HEREIN, THE SHARES OFFERED INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING THE PURCHAE OF THESE SHARES SHOULD BE AWARE OF THESE AND OTHER FACTORS SET-FORTH IN THIS MEMORANDUM AND SHOULD CONSULT WITH HIS/HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVETMENT IN THE COMPANY. THE SHARES SHOULD ONLY BE PURSHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

USE OF PROCEEDS

The Offering is a secondary offering made by certain of our selling Shareholders.  We will not receive any of the proceeds of the offering.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell shares of our common stock at a fixed price of $0.05 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  The fixed price of $0.05 has been determined as the selling price based on the original purchase price paid by the selling stockholders of $0.05.  We intend to apply to the OTC Bulletin Board through a market maker for a quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling stockholders.  The market price would thus be determined by market factors and the independent decisions of the selling stockholders

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Securities

There is currently no market for our securities.

Holders

As of January 12, 2012, we had 47 holders of our common stock.

Dividend Policy

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Status, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or

2. Our total assets would be less than the sum of out total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends.  Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. We do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Equity Compensation Plan Information

None

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus.  This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under ‘Risk Factors’ and elsewhere in this prospectus.

Some of the information in this registration statement on Form S-1 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as ‘may,’ ‘will,’ ‘expect,’ ‘anticipate,’ ‘believe,’ ‘estimate’ and ‘continue,’ or similar words. You should read statements that contain these words carefully because they:

•	Discuss our future expectations;
•	Contain projections of our future results of operations or of our financial condition
•	State other ‘forward-looking’ information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under ‘Risk Factors,’ ‘Description of Business’ and elsewhere in this prospectus.

Overview

We were incorporated in the State of Nevada on January 11, 2011. Our principal office is located at 10300 W. Charleston, Las Vegas, Nevada 89135.

Pacific Digital is a software technology start-up company focused on the acquisition and development of consumer and business computer software companies. Our first product acquisition is Roulette Bot Pro, an automated roulette robot used in the online gaming industry. Roulette Bot Pro has been on the market for sale since January 2009. It was acquired and forms the basis of a portfolio suite of software products. The second product, the “Black Box Software Manager” is software for licensing, security, and distribution management of software, currently in development with a target release timeline of winter 2011. Pacific Digital intends to add to its portfolio with another acquisition in the first half of 2012.

The majority of the candidates for our software portfolio will be identified by Micheal Scott, our CEO.  As appropriate, the software will be further developed by key information technology specialists to be retained as consultants by the Company.  Our business model remains under development.

 Results of Operations

The following discussion of the financial condition and results of operations should be read in conjunction with the financial statements included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.

Period from inception on January 11, 2011 to September 30, 2011:

Revenue

The Company did not generate any revenue during the period from January 11, 2011 (inception) to September 30, 2011. During this development stage, the Company was primarily focused on corporate organization, the initial public offering and the research and development of our products.

Expenses

Our total expenses for the period from January 11, 2011 (inception) to September 30, 2011 were $18,623 for general and administrative expenses and $94,916 for professional fees.  The largest component of general and administrative expense was the fair value of common stock issued for consulting services in the amount of $5,500 and the fair value of common stock issued for software license in the amount of $12,500.

Net Loss

As a result of the above, our net loss for the period from January 11, 2011 to September 30, 2011, was $113,570.

Liquidity and Capital Resources

As of September 30, 2011 we had current assets of $739, current liabilities of $7,309 and working capital of $6,570.

Operating Activities

During the period from January 11, 2011 (inception) to September 30, 2011, the Company used cash in the amount of $88,261 for operating activities. Cash used in operating activities included net loss of $113,570 offset by $5,500 stock-based compensation and $12,500 for software license and $7,309 accounts payable and accrued liabilities.

Investing Activities

There were no investing activities for the period from January 11, 2011 (inception) to September 30, 2011.

Financing Activities

From January 11, 2011 (inception) to September 30, 2011, the Company received proceeds from issuance of common stock in the amount of $89,000. We expect significant expenditures during the next 12 months, contingent upon raising capital.  These anticipated expenditures are for product development, marketing, inventory, equipment and overhead. We have sufficient funds to conduct our proposed operations for approximately three to six months, but not for 12 months or more.  There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

If we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition.

We presently do not have any available credit, bank financing or other external sources of liquidity. Due to our brief history and historical operating losses, our operations have not been a source of liquidity. We will need to obtain additional capital in order to develop operations and become profitable. In order to obtain capital, we may need to sell additional shares of common stock or borrow funds from private lenders pursuant to instruments which are junior to our outstanding secured debt instruments. There can be no assurance that we will be successful in obtaining additional funding.

We will still need additional financing in order to continue operations. Additional financings are being sought, but we cannot guarantee that we will be able to obtain such financings.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the low trading price of our common stock and a downturn in the U.S. stock and debt markets is likely to make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail or cease our operations.

Critical Accounting Policies

Financial Reporting Release No. 60, published by the SEC, recommends that all companies include a discussion of critical accounting policies used in the preparation of their financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our consolidated financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates.

We believe that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause a material effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

The accounting policies identified as critical are as follows:

Development Stage Company

The Company is considered a development stage company as defined by ASC 915 “Development Stage Entities,” as we have no principal operations or revenue from any source.  Operations from the inception of the development stage have been devoted primarily to strategic planning, raising capital and developing revenue-generating opportunities through the acquisition and development of our patents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition Policy

The Company will recognize revenue once all of the following criteria for revenue recognition have been met: pervasive evidence that an agreement exists; the product or service has been rendered; the fee is fixed and determinable and not subject to refund or adjustment; and collection of the amount due is reasonably assured.

Research and Development

Research and development costs will be expensed as incurred. The costs of materials and equipment that will be acquired or constructed for research and development activities, and have alternative future uses, both in research and development, marketing or sales, will be classified as property and equipment and depreciated over their estimated useful lives. To date, no research and development costs have been incurred.

Share-based Compensation

In December 2004, the Federal Accounting Standards Board “FASB” issued FASB ASC 718, “Share-Based Payment”, which requires all share-based payments to employees, including grants of Company stock options to Company employees, as well as other equity-based compensation arrangements, to be recognized in the financial statements based on the grant date fair value of the awards.  Compensation expense is generally recognized over the vesting period.  During period from January 11, 2011 (inception) through September 30, 2011, the Company recognized share-based compensation expense in the amount of $5,500 and $12,500 for software license.

Earnings (Loss) per Share

Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities.  Basic earnings (loss) per share is computed using the weighted-average number of outstanding common stock during the applicable period.  Diluted earnings per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period.  Common stock equivalent shares are excluded from the computation if their effect is antidilutive.  For the period ended September 30, 2011, the Company had no common stock equivalent shares which were considered antidilutive and excluded from the earnings (loss) per share calculations.

Recently Issued Accounting Pronouncements

The Company has evaluated the recent accounting pronouncements through December 2011 and believes that none of them will have a material effect on the Company's financial statements.

DESCRIPTION OF BUSINESS

 Overview

We were incorporated in the State of Nevada on January 11, 2011. Our principal office is located at 10300 W. Charleston, Las Vegas, Nevada 89135.

Pacific Digital is a software technology start-up company focused on the acquisition and development of consumer and business computer software companies. Our first product acquisition is Roulette Bot Pro, an automated roulette robot used in the online gaming industry. Roulette Bot Pro has been on the market for sale since January 2009. It was acquired and forms the basis of a portfolio suite of software products. The second product, the ‘Black Box Software Manager’ is software for licensing, security, and distribution management of software, currently in development with a target release timeline of the first half of 2012. Pacific Digital intends to add to its portfolio with another acquisition in the second half of 2012.

The majority of the candidates for our software portfolio will be identified by Micheal Scott, our CEO.  As appropriate, the software will be further developed by key information technology specialists to be retained as consultants by the Company.  Our business model remains under development.

Competition

There is no guarantee that any of the projects will result in a positive return on our investment. We anticipate that any projects in which we participate will require a minimum of eighteen (18) months to a maximum of sixty (60) months from the time of our initial involvement until project completion, during which time our investment in a particular project will be highly illiquid. Although it is our expectation that our investment in any particular project will not exceed sixty (60) months in duration, the development of our product is subject to substantial risks, including without limitation substantial delays and unforeseen circumstances in connection with any given project, which could extend the period of our investment and jeopardize our anticipated return. See, “RISK FACTORS.”

Although our Board of Directors retains the sole and absolute discretion of whether to do so, we do not anticipate paying an annual dividend to our shareholders. Any dividends are to be paid, they would be subject to our fiscal health and the relative success of software, email and other internet development projects completed during the preceding year.

DESCRIPTION OF PROPERTIES

Our principal office is located at 10300 W. Charleston, Las Vegas, NV 89135, which is a shared business center. We believe that these facilities are suitable and adequate to meet our current business requirements.

LEGAL PROCEEDINGS

From time to time, we may become involved in various claims, lawsuits, and disputes with third parties, actions involving allegations of discrimination or breach of contract actions incidental to the normal operations of the business.

We are not a party to any litigation, nor are we aware of any pending or threatened claims as of the date of this Offering Memorandum.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Below are the names and certain information regarding our executive officers and directors:

Names:	Ages	Titles:	Board of Directors
Micheal Scott	26	CEO, CFO, Secretary and Treasurer	Director

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are three seats on our Board of Directors. Biographical resumes of each officer and director are set forth below.

Micheal Scott is our Chief Executive Officer and a member of our Board of Directors. Micheal Scott is a seasoned business executive and entrepreneur who has been in the internet retail business since 2007. He has over 6 years of experience helping companies manage their online retail presence. His experience in business includes product development, marketing and sales, brand development and internet marketing with an emphasis on social marketing and affiliate marketing channels. Micheal founded and owns Smoove design Inc. a privately owned company, a successful internet apparel business since 2007. Prior to that, even at a young age he was able to help business owner’s capitalized on market opportunities that drove revenue, profits and growth. He has a strong acumen for product development and sales management.

Board Committees and Independence

We are not required to have any independent members of the Board of Directors. The Board of Directors has determined that Mr. Badjatia has a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is not an “independent director” as defined in the Marketplace Rules of The NASDAQ Stock Market.  As we do not have any board committees, the board as a whole carries out the functions of audit, nominating and compensation committees, and such “independent director” determination has been made pursuant to the committee independence standards.

EXECUTIVE COMPENSATION

Currently, none of our officers or directors receives any compensation from us directly.

Option/SAR Grants in Period ended September 30, 2011

None.

Stock Option Plans

None.

Employment Agreements

None

Director Compensation

None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 Except as disclosed below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, Shares carrying more than 5% of the voting rights attached to all of our outstanding Shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following table sets forth the beneficial ownership of our Common Stock by each executive officer and director prior to the Offering, by each person known by us to beneficially own more than 5% of our Common Stock and by the executive officers and directors as a group. Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on approximately 17,280,000 shares of Common Stock issued and outstanding on January 12, 2012.

NAME AND ADDRESS OF OWNER (1)	TITLE OF CLASS	NUMBER OF SHARES OWNED (2)	PERCENTAGE OF CLASS PRIOR TO/AFTER OFFERING (3)
Micheal Scott	Common Stock	5,000,000	28.9%

All Directors and Officers as a group	Common Stock	5,000,000	28.9%

Lin, Yung Chuan	Common Stock	2,000,000	11.4%

Lin, Chih Ming	Common Stock	3,000,000	17.1%

Wei, Ling Hu	Common Stock	3,000,000	17.1%

The Snow Mass Trust Corp	Common Stock	2,400,000	13.7%

(1) Unless otherwise noted, the mailing address of each beneficial owner is 10300 W. Charleston, Las Vegas, Nevada 89135.

(2) Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days after such date are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(3) Percentage based upon 17,280,000 shares of common stock issued and outstanding as of January 12, 2012.

DESCRIPTION OF SECURITIES
Common Stock

We have 75,000,000 common Shares with a par value of $0.001 per Share of Common Stock authorized, of which approximately 17,280,000 Shares were issued and outstanding as of September 30, 2011.

Voting Rights

Holders of Common Stock have the right to cast one vote for each share of stock in his or her own name on the books of the corporation, whether represented in person or by proxy, on all matters submitted to a vote of holders of Common Stock, including the election of directors. There is no right to cumulative voting in the election of directors. Except where a greater requirement is provided by statue, by the Articles of Incorporation, or by the Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of 1 percent of the outstanding Shares of the our common voting stock shall constitute a quorum for the transaction of business. The vote by the holders of a majority of such outstanding Shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company’s Articles of Incorporation.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Status, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or

2. Our total assets would be less than the sum of out total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends.  Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. We do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Preferred Stock

We have no Preferred Stock.

Stock Option Grants

We have granted no stock options to date.

Warrants

We have issued no warrants to date.

Pre-emptive Rights

Holders of Common Stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding Shares of Common Stock are, and the Shares of Common Stock offered hereby will be when issued, fully paid and non-assessable.

Transfer Agent

Our transfer agent is Quicksilver Stock Transfer, PO Box 371270, Las Vegas, NV 89137 702-629-1883

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws, as amended, provides to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director's or officer's fiduciary duty. The effect of these provisions of our Articles of Incorporation and Bylaws, as amended, is to eliminate our rights and our stockholders (through stockholders' derivative suits on behalf of our Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation and Bylaws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

Each Selling Shareholder of the common stock and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at a fixed price of $0.05 per share until the common stock is quoted on the OTCBB or listed on a stock exchange.  Thereafter, the common stock may be sold at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices.  A Selling Shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and, in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We will pay certain fees and expenses incurred by us incident to the registration of the shares.

The Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder, unless an exemption therefrom is available.

The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of Common Stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

SELLING STOCKHOLDERS

	Beneficial Ownership Prior to this offering (1)			Beneficial Ownership After this offering (2)
Selling Stockholder	Number of Shares	Percent Of Class	Shares that May be Offered and Sold Hereby	Number of Shares	Percent Of Class
Lin, Yung Chuan	2,000,000	11.4	120,000	1,880,000	10.9
Lin, Chih-Ming	3,000,000	17.1	175,000	2,825,000	16.3
Wei, Ling Hu	3,000,000	17.1	175,000	2,825,000	16.3
The Snow Mass Trust Corp	2,400,000	13.7	150,000	2,250,000	13.0
Lo, Hung Yueh	40,000	*	40,000	0	0
Lo, Yu Yu	20,000	*	20,000	0	0
Chen, Jing Jia	20,000	*	20,000	0	0
Chen, De Hua	40,000	*	40,000	0	0
Chen, Rou Zhen	20,000	*	20,000	0	0
Hsu, Hui Chun	20,000	*	20,000	0	0
Zhang, Jing Ya	20,000	*	20,000	0	0
Fan, Chi Ta	20,000	*	20,000	0	0
Li, Yi Fu	40,000	*	40,000	0	0
Wu, Jing Yi	20,000	*	20,000	0	0
Yu, Hsin Hua	40,000	*	40,000	0	0
Wei, Ling Hu	20,000	*	20,000	0	0
Liu, Kuei Ping	40,000	*	40,000	0	0
Luo,Xing Jun	20,000	*	20,000	0	0
Donna Escoto	85,000	*	85,000	0	0
Tracy Escoto	45,000	*	45,000	0	0
Dawn Riddle Ltd	90,000	*	90,000	0	0
Delaini Riddle	90,000	*	90,000	0	0

Julie Connors	90,000	*	90,000	0	0
Yu, chuan Jen	40,000	*	40,000	0	0
Kao, Hsin Hung	40,000	*	40,000	0	0
Chu, Ying Hsiu	40,000	*	40,000	0	0
Huang, Yu Chun	20,000	*	20,000	0	0
Huang, chen Fa	20,000	*	20,000	0	0
Lin, Jui Yu	20,000	*	20,000	0	0
Lin, Ping cheng	20,000	*	20,000	0	0
Su, Ching Chieh	20,000	*	20,000	0	0
Lin, Yu Jui	40,000	*	40,000	0	0
Shih, Chia Hsuan	20,000	*	20,000	0	0
Chuang, Ting I	60,000	*	60,000	0	0
Lin, Ting Guang	20,000	*	20,000	0	0
Kuo, Fang Chih	60,000	*	60,000	0	0
Kuo, Neng tong	20,000	*	20,000	0	0
Jheng, Su Fen	20,000	*	20,000	0	0
Kuo,Shis Sian	20,000	*	20,000	0	0
Yang, Ming cong	20,000	*	20,000	0	0
Yang, Jia Zhen	40,000	*	40,000	0	0
Kuo, Jin He	20,000	*	20,000	0	0
Yang Hao Yi	40,000	*	40,000	0	0
TOTAL	11,780,000	68.2	2,000,000	9,780,000	56.6
* Less than 1%

INTERESTS OF NAMED EXPERTS AND COUNSEL

De Joya Griffith & Company, LLC, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements as of March 31, 2011 for the period then ended from inception at January 11, 2011 that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm’s opinion based on their expertise in accounting and auditing. Frederick C. Bauman, Esq., Las Vegas, NV will issue an opinion with respect to the validity of the shares of common stock being offered hereby.  Neither De Joya Griffith & Company, LLC or Frederick C. Bauman, Esq., have been employed by us on a contingent basis with respect to the sale or registration under this prospectus of the securities to be sold by the Selling Stockholders, and neither owns a substantial interest in us.

AVAILABLE INFORMATION

 We have not previously been required to comply with the reporting requirements of the Securities Exchange Act.  We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus.  For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C.  20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

Index to Financial Statements
Pacific Digital USA Corp.
 (A Development Stage Company)

1. Audited financial statements for the period from January 11, 2011 (inception) to March 31, 2011

2. Unaudited financial statements for the period from January 11, 2011 (inception) to September 30, 2011:

Balance Sheet as of September 30, 2011	F-10
Statement of Operations for the Period from January 11, 2011 (inception) to September 30, 2011	F-11

Statement of Cash Flows for the Period from January 11, 2011 (inception) to September 30, 2011	F-12
Notes to Financial Statements	F-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Pacific Digital USA Corp.

We have audited the accompanying balance sheet of Pacific Digital USA Corp. (A Development  Stage Company) as of March 31, 2011, and the related statements of operations, stockholders’ deficit, and cash flows from inception (January 11, 2011) to March 31, 2011. Pacific Digital USA Corp’s. management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over the financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Digital USA Corp. (A Development Stage Company) as of March 31, 2011, and the results of its operations and its cash flow from inception (January 11, 2011) to March 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
January 10, 2012

2580 Anthem Village Dr., Henderson, NV 89052 Telephone (702) 563-1600 ● Facsimile (702) 920-8049	Member Firm with Russell Bedford International

Pacific Digital USA Corp.
(A Development Stage Company)
Balance Sheet

March 31, 2011
ASSETS

Current assets
Cash	$24,166
Prepaid expenses	20,000
Total current assets	44,166

Total assets	$44,166

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued liabilities	$1,151
Total current liabilities	1,151

Stockholders' equity
Common stock; $0.001 par value; 75,000,000
shares authorized, 17,280,000 shares
issued and outstanding at March 31, 2011	17,280
Additional paid-in capital	77,220
Stock subscriptions receivable	(4,000)
Accumulated deficit during the development stage	(47,485)
Total stockholders' equity	43,015

Total liabilities and stockholders' equity	$44,166

The accompanying notes are an integral part of these financial statements.

Pacific Digital USA Corp.
(A Development Stage Company)
Statement of Operations

For the Period From
January 11, 2011 (Inception) to
March 31, 2011

Expenses
General and administrative	$1,035
Professional fees	$46,450
Total expenses	47,485

Net loss	$(47,485)
47,485
Net loss per common share - basic	$(0.22)
(0.22)
Weighted average common
shares outstanding - basic	218,734

The accompanying notes are an integral part of these financial statements.

Pacific Digital USA Corp.
(A Development Stage Company)
Statement of Stockholders' Equity
For the Period from January 11, 2011 (Inception) to March 31, 2011

				Stock		Total
	Common Stock		Additional	Subscription	Accumulated	Stockholders'
	Shares	Amount	Paid-in Capital	Receivable	Deficit	Equity
Balance, January 11, 2011 (Inception)	-	$-	$-	$-	$-	$-

Issuance of stock to founders for cash at
$0.001 per share	10,000,000	10,000	-	(2,000)	-	8,000

Issuance of stock to founder for services at
$0.001 per share	5,000,000	5,000	-	-	-	5,000

Issuance of stock to consultant for services at
$0.001 per share	500,000	500	-	-	-	500

Issuance of stock pursuant to private placement at
$0.05 per share, net of offering costs of $10,000	1,780,000	1,780	77,220	(2,000)	-	77,000

Net loss	-	-	-	-	(47,485)	(47,485)

Balance, March 31, 2011	17,280,000	$17,280	$77,220	$(4,000)	$(47,485)	$43,015

The accompanying notes are an integral part of these financial statements.

Pacific Digital USA Corp. (A Development Stage Company)
Statement of Cash Flows

For the Period From
January 11, 2011 (Inception) to
March 31, 2011

Cash flows from operating activities:
Net loss	$(47,485)
Adjustments to reconcile net loss to net
cash used by operating activities:
Issuance of common stock for services	5,500
Changes in operating assets and liabilities:
Prepaid expenses	(20,000)
Accounts payable and accrued liabilities	1,151
Net cash used by operating activities	(60,834)
(60,834)
Cash flows from financing activities:
Proceeds from issuance of common stock	85,000
Net cash provided by financing activities	85,000
85,000
Net change in cash	24,166

Cash, beginning of period	-

Cash, end of period	$24,166
24,166
Supplemental disclosure of cash flow information:
Interest paid	$-
Taxes paid	$-

The accompanying notes are an integral part of these financial statements.

Pacific Digital USA Corp.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2011

1.           DESCRIPTION OF BUSINESS

Pacific Digital USA Corp. (the “Company”) was incorporated in the state of Nevada on January 11, 2011.  The Company is a software technology start-up focused on the acquisition and development of consumer and business computer software solutions.

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting - The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for financial reporting.

Year-End - The Company has selected December 31 as its year-end.

Development Stage Company - The Company is considered a development stage company as defined by ASC 915 “Development Stage Entities,” as we have no principal operations or revenue from any source.  Operations from the inception of the development stage have been devoted primarily to strategic planning, raising capital and developing revenue-generating opportunities through the acquisition and development of our patents.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents - Cash and cash equivalents consist primarily of cash on deposit, certificates of deposit, money market accounts, and investment grade commercial paper that are readily convertible into cash and purchased with original maturities of three months or less.

Concentration of Credit Risk for Cash Held at Banks - The Company maintains cash balances at an institution that is insured by the Federal Deposit Insurance Corporation up to $250,000.

Revenue Recognition Policy - The Company will recognize revenue once all of the following criteria for revenue recognition have been met: pervasive evidence that an agreement exists; the product or service has been rendered; the fee is fixed and determinable and not subject to refund or adjustment; and collection of the amount due is reasonably assured.

Research and Development - Research and development costs will be expensed as incurred. The costs of materials and equipment that will be acquired or constructed for research and development activities, and have alternative future uses, both in research and development, marketing or sales, will be classified as property and equipment and depreciated over their estimated useful lives. To date, no research and development costs have been incurred.

Income Taxes - The Company accounts for its income taxes in accordance with FASB ASC 740, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Pacific Digital USA Corp.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2011

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.

Fair Value of Financial Instruments - FASB ASC 825, “Disclosure About Fair Value of Financial Instruments,” requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments.  As of March 31, 2011 the carrying amounts and estimated fair values of the Company’s financial instruments approximate their fair value due to the short-term nature of such financial instruments.

Share-based Compensation - In December 2004, the Federal Accounting Standards Board “FASB” issued FASB ASC 718, “Share-Based Payment”, which requires all share-based payments to employees, including grants of Company stock options to Company employees, as well as other equity-based compensation arrangements, to be recognized in the financial statements based on the grant date fair value of the awards.  Compensation expense is generally recognized over the vesting period.  During period from January 11, 2011 (inception) through March 31, 2011, the Company recognized share-based compensation expense in the amount of $5,500.

Dividends - The payment of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors.   We do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Earnings (Loss) per Share - Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities.  Basic earnings (loss) per share is computed using the weighted-average number of outstanding common stock during the applicable period.  Diluted earnings per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period.  Common stock equivalent shares are excluded from the computation if their effect is antidilutive.  For the period ended March 31, 2011, the Company had no common stock equivalent shares which were considered antidilutive and excluded from the earnings (loss) per share calculations.

Concentration of Risk - The Company’s operations and future are dependent in a large part on its ability to develop its business model in a competitive market.  The Company’s inability to meet its business plan and target customer demand may have a material adverse effect on its financial condition, results of operations and cash flows.

New Accounting Pronouncements - The Company has evaluated the recent accounting pronouncements through December 2011 and believes that none of them will have a material effect on the Company’s financial statements.

3.           GOING CONCERN

During the period from January 11, 2011 (inception) to March 31, 2011, the Company had incurred a net loss of $47,485 and used net cash in the amount of $60,834 for operating activities.  The Company is in the development stage of operations, has not generated any revenues since inception and anticipates that it will continue to generate losses in the near future.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Pacific Digital USA Corp.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2011

3.           GOING CONCERN (continued)

These financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to obtain additional financing or sale of its common stock and ultimately to attain profitability.

Management’s plan, in this regard, is to raise financing of approximately $1,000,000 through a combination of equity and debt financing. Management believes this amount will be sufficient to finance the continuing development for the next twelve months. However, there is no assurance that the Company will be successful in raising such financing.

4.           PREPAID EXPENSES

Prepaid expenses consisting of legal, accounting and filing fees relating to an offering have been capitalized. The prepaid expenses will be amortized as the services are rendered.  As of March 31, 2011 the Company had $20,000 in prepaid expenses.

5.           INCOME TAX

At March 31, 2011, the Company had a federal operating loss carry forward of $41,985, which begins to expire in 2031.  Significant components of the Company’s deferred tax liabilities and assets as of March 31, 2011 are as follows:

March 31, 2011
Deferred tax asset:
Net operating loss	$47,485
Stock issued for services	(5,500)
41,985
Income tax rate	35%
14,695
Less valuation allowance	(14,695)
Deferred tax asset	$-

Through March 31, 2011, a valuation allowance has been recorded to offset the deferred tax assets, including those related to the net operating losses.

6.           STOCKHOLDERS’ EQUITY

In March 2011, the Company sold 10,000,000 shares of its $0.001 par value common stock to its founders at $0.001 per share.  The gross proceeds from the sale were $10,000 of which $2,000 has been recorded to stock subscriptions receivable.

In March 2011, the Company issued 5,500,000 shares of its $0.001 par value common stock to consultants for services at $0.001 per share. The fair value of those shares totaled $5,500.

Pacific Digital USA Corp.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2011

6.           STOCKHOLDERS’ EQUITY (continued)

In March 2011, the Company sold 1,780,000 shares of its $0.001 par value common stock to various accredited investors in a private placement at $0.05 per share. The gross proceeds from the sale were $79,000, net of offering costs in the amount of $10,000.  $2,000 of the gross proceeds has been recorded to stock subscriptions receivable.

The Company is using the proceeds from the sale of its common stock to cover offering expenses and for general working capital purposes.

7.           AGREEMENTS

On November 8, 2010, the Company entered into a representation agreement with a management company to become a publicly traded company on the OTCBB exchange.  As of March 31, 2011, the Company paid the $60,000 of the $80,000 total service agreement in advance.

On February 1, 2011, the Company executed a Software License Agreement with Reams Enterprises, Inc. to license Roulette Bot Pro for redistribution and retail purposes. Roulette Bot Pro is an automated roulette robot used in the online gaming industry. The initial term of the software license agreement is one year commencing on April 1, 2011. Payment for the initial licensing of the product consists of 500,000 shares of common stock which was recorded to stock payable on April 1, 2011.

8.           COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company is subject to proceedings, lawsuits and other claims.  Such matters can be subject to many uncertainties, and outcomes are not predictable with assurance.  The Company is not aware of the existence of any such matters at March 31, 2011, and has not provided for any such contingencies, accordingly.

9.           SUBSEQUENT EVENTS

On April 1, 2011, the Company issued 500,000 shares of common stock to a software development company in connection with a Software License Agreement. These shares have been recorded to stock payable and will be issued upon successful listing by the Company on the OTCBB exchange (see also Note 7).

PACIFIC DIGITAL USA CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

September 30,
2011
ASSETS	(unaudited)

Current assets:
Cash	$739
Total current assets	739

Total assets	$739

LIABILITIES AND STOCKHOLDERS' EQUITY / (DEFICIT)

Current liabilities:
Accounts payable and accrued liabilities	$7,309
Total current liabilities	7,309

Total liabilities	7,309

Stockholders' equity/(deficit):
Common stock, $0.001 par value, 75,000,000 shares
authorized, 17,280,000 shares issued and outstanding	17,280
Additional paid-in capital	77,220
Stock subscriptions receivable	-
Stock payable	12,500
Deficit accumulated during development stage	(113,570)
Total stockholders' equity/(deficit)	(6,570)

Total liabilities and stockholders' equity/(deficit)	$739

See Accompanying Notes to Financial Statements.

PACIFIC DIGITAL USA CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	For the	For the	Inception
	three months	six months	(January 11, 2011)
	ended	ended	to
	September 30,	September 30,	September 30,
	2011	2011	2011
	(unaudited)	(unaudited)	(unaudited)

Revenue	$-	$-	$-

Operating expenses:
General and administrative	6,478	17,588	18,623
Professional fees	3,546	48,466	94,916
Total operating expenses	10,024	66,054	113,539

Loss from operations	(10,024)	(66,054)	(113,539)

Other (expense):
Foreign currency transaction loss	-	(31)	(31)
Total other (expense)	-	(31)	(31)

Net loss	$(10,024)	$(66,085)	$(113,570)

Weighted average number of common shares outstanding - basic	17,280,000	17,280,000

Net loss per share - basic	$(0.00)	$(0.00)

See Accompanying Notes to Financial Statements.

PACIFIC DIGITAL USA CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	For the	Inception
	six months	(January 11, 2011)
	ended	to
	September 30,	September 30,
	2011	2011
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(66,085)	$(113,570)
Adjustments to reconcile net loss
to net cash used in operating activities:
Shares issued for services	-	5,500
Shares to be issued for software license	12,500	12,500
Changes in operating assets and liabilities:
Decrease in prepaid expenses	20,000	-
Increase in accounts payable	6,158	7,309

Net cash used in operating activities	(27,427)	(88,261)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property option	-	-

Net cash used in investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock, net of offering costs	4,000	89,000

Net cash provided by financing activities	4,000	89,000

NET CHANGE IN CASH	(23,427)	739

CASH AT BEGINNING OF PERIOD	24,166	-

CASH AT END OF PERIOD	$739	$739

SUPPLEMENTAL INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

Non-cash activities:
Shares issued for services	$-	$5,500

See Accompanying Notes to Financial Statements.

PACIFIC DIGITAL USA CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation
The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these interim financial statements be read in conjunction with the financial statements of the Company for the period ended March 31, 2011 and notes thereto included in the Company’s S-1 registration statement and all amendments. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim period are not indicative of annual results.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

PACIFIC DIGITAL USA CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent pronouncements
The Company has evaluated all the recent accounting pronouncements through December 2011 and believes that none of them will have a material effect on the Company’s financial statement.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from Inception (January 11, 2011) through the period ended September 30, 2011 of ($113,570). In addition, the Company’s development activities since inception have been financially sustained through equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – PREPAID EXPENSES

Prepaid expenses consisting of legal, accounting and filing fees relating to an offering have been capitalized. The prepaid expenses will be amortized as the services are rendered.  As of March 31, 2011 the Company had $20,000 in prepaid expenses.
During the quarter ended June 30, 2011, the Company recorded $20,000 to professional fees.

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 75,000,000 shares of its $0.001 par value common stock.

Common Stock

In March 2011, the Company sold 10,000,000 shares of its $0.001 par value common stock to its founders at $0.001 per share.  The gross proceeds from the sale were $10,000 of which $2,000 has been recorded to stock subscriptions receivable.

In March 2011, the Company issued 5,500,000 shares of its $0.001 par value common stock to consultants for services at $0.001 per share. The fair value of those shares totaled $5,500.

In March 2011, the Company sold 1,780,000 shares of its $0.001 par value common stock to various accredited investors in a private placement at $0.05 per share. The gross proceeds from the sale were $79,000, net of offering costs in the amount of $10,000.  $2,000 of the gross proceeds has been recorded to stock subscriptions receivable.

On April 1, 2011, the Company issued 500,000 shares of common stock to a software development company in connection with a software license agreement.  These shares have been recorded to stock payable and will be issued upon successful listing by the Company on the OTCBB exchange.  (See Note 6)

The Company is using the proceeds from the sale of its common stock to cover offering expenses and for general working capital purposes.

During the period of Inception (January 11, 2011) through the period ended September 30, 2011, there have been no other issuances of common stock.

PACIFIC DIGITAL USA CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 5 – WARRANTS AND OPTIONS

As of September 30, 2011, there were no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 6 – AGREEMENTS

On February 1, 2011, the Company executed a Software License Agreement with Reams Enterprises, Inc. to license Roulette Bot Pro for redistribution and retail purposes. Roulette Bot Pro is an automated roulette robot used in the online gaming industry. The initial term of the software license agreement is one year commencing on April 1, 2011. Payment for the initial licensing of the product consists of 500,000 shares of common stock which was recorded to stock payable on April 1, 2011.  As of September 30, 2011, the Company has not issued the shares.

______

2,000,000 Shares

Common Stock

_______________

PROSPECTUS

January___, 2012

_______________

Dealer Prospectus Delivery Obligation

Until March___, 2012, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is set forth in this prospectus. We are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee	$6.41
Accounting fees and expenses	10,000	*
Legal fees and expenses	22,000	*
Miscellaneous	15,000	*
TOTAL	$47,006.41	*

* Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our officers and directors are indemnified as provided by the Nevada Revised Status, our articles of incorporation, and our bylaws.

Under the Nevada Revised Status, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors’ immunity and provide that we shall indemnify our officers, directors, employees and agents to the full extent permitted by the laws of the State of Nevada. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a mater in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify and hold harmless any person who is or was a director of this corporation, and pay expenses in advance of final disposition of a proceeding, to the full extent to which the corporation is empowered. With respect to officers, our bylaws provide that we may, by action of our Board of Directors from time to time, indemnify and hold harmless any person who is or was an officer, employee, or agent of the corporation, and pay expenses in advance of final disposition of a proceeding, to the full extent to which the corporation is empowered, or to any lesser extent which the Board of Directors may determine.

Our bylaws also provide that a director, officer, employee, or agent (“claimant”) will be presumed to be entitled to indemnification and/or payment of expenses of a written claim and we will have the burden of proof to overcome the presumption that the claimant is so entitled. If a claim is not paid in full by us within sixty (60) days after a written claim has been received, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period will be twenty (20) days, the claimant may at any time thereafter bring suit against us to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the ‘Act’ or ‘Securities Act’) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

In March 2011, the Company sold 10,000,000 shares of its $0.001 par value common stock to its founders at $0.001 per share.  The gross proceeds from the sale were $10,000 of which $2,000 has been recorded to stock subscriptions receivable.

In March 2011, the Company issued 5,500,000 shares of its $0.001 par value common stock to consultants for services at $0.001 per share. The fair value of those shares totaled $5,500.

In March 2011, the Company sold 1,780,000 shares of its $0.001 par value common stock to various accredited investors in a private placement at $0.05 per share. The gross proceeds from the sale were $79,000, net of offering costs in the amount of $10,000.  $2,000 of the gross proceeds has been recorded to stock subscriptions receivable.

The securities were issued exempt from registration with the SEC pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

In April, 2011 the Company agreed to issue 500,000 shares of its Common Stock to a software development company in connection with a software license agreement.  These shares have not yet been issued.

ITEM 16. EXHIBITS.

The following exhibits are included as part of this Form S-1. References to ‘the Company’ in this Exhibit List mean PACIFIC DIGITAL USA CORPORATION, INC, a Nevada corporation.

Exhibit No.	Description

3.1	Articles of Incorporation*

3.2	Bylaws*

5.1	Opinion of Frederick C. Bauman*

23.1	Consent of De Joya Griffith & Company*

23.2	Consent of Frederick C. Bauman as in Exhibit 5.1*

* Filed herewith.

ITEM 17. UNDERTAKINGS.

 The undersigned registrant hereby undertakes to:

(1)	File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the ‘Securities Act’);

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ‘Calculation of Registration Fee’ table in the effective registration statement, and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

 In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada, on January__, 2012.

PACIFIC DIGITAL USA CORPORATION, INC

Date: January__ 2012	By
/s/ Micheal Scott
Micheal Scott
Chief Executive Officer (Principal Executive Officer) , Treasurer (Principal Financial Officer and Principal Accounting Officer) and Director

POWER OF ATTORNEY

 KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of PACIFIC DIGITAL USA CORPORATION, INC, a Nevada corporation, do hereby constitute and appoint Micheal Scott or his true and lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, including post-effective amendments, to this Registration Statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney. In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Micheal Scott	CEO (Principal Executive Officer), Treasurer (Principal Financial Officer and Principal Accounting Officer) and Director